SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A)

OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the Appropriate Box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[X]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Wells Fargo Funds Trust

(Name of Registrant as Specified in Its Charter)

Payment of filing fee (check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(a)	Title of each class of securities to which transaction applies:
___________________________
(b)	Aggregate number of securities to which transaction applies:
___________________________
(c)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
___________________________
(d)	Proposed maximum aggregate value of transaction:
___________________________
(e)	Total fee paid:
___________________________

[ ]	Fee paid previously with preliminary material
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(a)	Amount Previously Paid: ______________
(b)	Form, Schedule or Registration Statement No.: ____
(c)	Filing Party: ______________________
(d)	Date Filed: _______________________

[WFAM Logo]

Shareholder Services

4/27/2018

Dear Shareholder:

We have been unable to reach you to discuss important changes affecting one or more of your investments in the Wells Fargo Small Cap Opportunities Fund. A Special shareholder meeting to allow shareholders to vote on changes to the fund is scheduled on May 15, 2018.

It is critical that you vote on these matters. Please call the number below before May 15. It will only take a few minutes of your time, and there is no confidential information required.

You can reach our proxy solicitor, AST Fund Solutions, at (800) 714-3306 between 9 a.m. and 10 p.m. Eastern Time, Monday through Friday. When you call, please provide the reference number listed below.

Thank you in advance for your assistance.

Sincerely,

/s/ Andrew Owen

Andrew Owen

President

Wells Fargo Funds

REFERENCE NUMBER: 123456789

Wells Fargo Asset Management (WFAM) is a trade name used by the asset management businesses of Wells Fargo & Company. Wells Fargo Funds Management, LLC, a wholly owned subsidiary of Wells Fargo & Company, provides investment advisory and administrative services for Wells Fargo Funds. Other affiliates of Wells Fargo & Company provide subadvisory and other services for the funds. The funds are distributed by Wells Fargo Funds Distributor, LLC, Member FINRA, an affiliate of Wells Fargo & Company. Neither Wells Fargo Funds Distributor nor Wells Fargo Funds Management holds fund shareholder accounts or assets. This material is for general informational and educational purposes only and is NOT intended to provide investment advice or a recommendation of any kind—including a recommendation for any specific investment, strategy, or plan.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

[WFAM Logo]

4/27/2018

Dear Shareholder:

Your opportunity to vote on important changes to the Wells Fargo Small Cap Opportunities Fund is here. It is critical that we hear from you, which is why we’re asking you to exercise your right as a shareholder by voting your proxy. The proxy package you recently received invites you to vote the proposal as described in your proxy statement.

At the time of this letter, our records indicate that you have not yet voted. If you have responded already, thank you for your time. If you have not, please take a moment now to cast your vote so that your shares may be represented for the purposes of a quorum for the shareholder meeting scheduled on May 15, 2018.

THE BOARD OF TRUSTEES OF WELLS FARGO FUNDS TRUST UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF NEW SUB-ADVISORY AGREEMENT WITH WELLS CAPITAL MANAGEMENT INCORPORATED.

More information regarding this special meeting and the proposal can be found in the proxy statement you received. If you would like another copy of the proxy statement or have proxy-related questions, please call (800) 714-3306 extension 12457. Representatives are available between 9 a.m. and 10 p.m. Eastern Time, Monday through Friday.

Voting takes only a few minutes. Please review the instructions on the enclosed proxy card. There are three easy ways to vote:

  Online: Log in to the website provided on your proxy card. You will need the control number found on the proxy card to log in.

  Mail: Sign, date, and mail your proxy card in the postage-paid envelope provided in your proxy package.

  Shareholder meeting: You may attend the shareholder meeting and vote in person. Details are in your proxy package.

If convenient for you, please vote by phone or online to ensure that your response is received before the special meeting on May 15, 2018.

Your prompt response is greatly appreciated.

Sincerely,

/s/ Andrew Owen

Andrew Owen

President

Wells Fargo Funds

Wells Fargo Asset Management (WFAM) is a trade name used by the asset management businesses of Wells Fargo & Company. Wells Fargo Funds Management, LLC, a wholly owned subsidiary of Wells Fargo & Company, provides investment advisory and administrative services for Wells Fargo Funds. Other affiliates of Wells Fargo & Company provide subadvisory and other services for the funds. The funds are distributed by Wells Fargo Funds Distributor, LLC, Member FINRA, an affiliate of Wells Fargo & Company. Neither Wells Fargo Funds Distributor nor Wells Fargo Funds Management holds fund shareholder accounts or assets. This material is for general informational and educational purposes only and is NOT intended to provide investment advice or a recommendation of any kind—including a recommendation for any specific investment, strategy, or plan.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

OBO